EXHIBIT 10.2

                                   ICAD, INC.
                             STOCK OPTION AGREEMENT

--------------------------------------------------------------------------------

AGREEMENT, entered into ___________ 20__ (the "Date of Grant"), by and between iCAD, Inc. (the "Company") and __________ ("Optionee").

WHEREAS, the Company has adopted the 2002 Stock Option Plan (the "Plan") which authorizes the Board of Directors of the Company (the "Board") to select a committee of disinterested persons (the "Committee"), which Committee may grant options to certain board members, officers and key employees of the Company under the Plan;

WHEREAS, the Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.

THEREFORE, in consideration of the promises set forth below, the parties agree as follows:

1.    GRANT OF OPTION

The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase _____ shares (the "Option Shares") of the Company's common stock (the "Common Stock" or "Stock"), according to the terms and subject to the conditions set forth below and in the plan.

2.    OPTION EXERCISE PRICE

The per share price to be paid by Optionee in the event of an exercise of the Option shall be $____.

3.    WHEN OPTIONS ARE EXERCISABLE

The  Options  become  exercisable  in the  amounts and on the dates set forth on
Exhibit 1 hereto.

The right to exercise the Options shall be cumulative. However, in no event shall this Option be exercisable after 5:00 p.m. (Nashua, New Hampshire USA time) on the tenth anniversary of the Date of Grant. At that time this Option Agreement expires and becomes void.

4.    TERMINATION OF RELATIONSHIP

      4.1 Generally: Regardless of what Paragraph 3 says, if Optionee's relationship with the Company should be terminated other than by Death or Disability (as defined below), then Optionee only has ninety (90) days after the date of termination to exercise those Options which were exercisable on the date of termination. The exercise of an Option under this Paragraph 4.1 shall be deemed to have occurred one (1) day prior to the date of termination.

      4.2 Death or Disability: In the event of the Death or Disability of Optionee prior to the expiration of this Option, the following provisions shall apply:

            4.2.1 If Optionee,  at the time of Death or Disability,  is a member of the Company's Board of Directors (as determined by the Committee in its sole discretion) since the Date of Grant, then the Option may be exercised; (i) by Optionee within one
                  (1) year following the date Disability commenced, but only to the extent Optionee is entitled to exercise such Option on the date his or her Disability commenced; or (ii) by Optionee's estate, or by a person who acquired the right to exercise the Option because of Optionee's will or the laws of descent or distribution, within one (1) year from the date of Optionee's Death, but only to the extent of which Optionee is entitled to exercise the Option at the date of Death. For the purpose of this Agreement, the term "Disability" shall have the meaning given to it in section 22(e)(3) of the Code. Whether Optionee suffers a Disability shall be determined by the Committee in its sole discretion.

            4.2.2 If  Optionee  dies  within  thirty (30) days after the date of termination from the Board of Directors, the Option may be exercised at any time within one (1) year following the date of Death, by Optionee's estate or by a person who acquired the right to exercise the Option because of Optionee's will or the laws of descent or distribution, but only to the extent Optionee is entitled to exercise the Option at the date of termination.

      4.3 Cancellation of Options: By giving written notice to the Optionee, the Committee in its sole discretion may cancel this Option, in whole or in part, in either of the following circumstances: (i) where Optionee's employment has been terminated for cause; (ii) where Optionee enters into competition with the Company; or (iii) upon failure of Optionee to achieve performance related goals and objectives agreed in advance by Optionee and the Company.

5.    MANNER OF OPTION EXERCISE

      5.1 Notice: Optionee may exercise this Option, in whole or in part from time to time, subject to the conditions contained in the Plan and this Agreement, by giving written notice of exercise to the Company at its principal exective office. That notice must specify the number of Option Shares with respect to which the Option is being exercised. Optionee must also pay in full the total purchase price for the Option Shares purchased. Subject to Paragraph 5.3 below, as soon as practical after receipt of notice and payment, Optionee shall be recorded on the books of the Company as the owner of the Option Shares and the Company shall deliver to Optionee one or more duly issued stock certificates evidencing such ownership. Until certificates for the Option Shares are issued to Optionee, Optionee shall not have any rights as a shareholder.

      5.2 Payment: Optionee can pay the total purchase price of the Option Shares to be purchased solely in cash or may ask the Committee for permission to be allowed to pay either by transfer to the Company of previously acquired shares of Common Stock of the Company with a then current aggregate Fair Market Value equal to such total purchase price, or by a combination of cash and previously acquired shares of Common Stock. For purposes of the Agreement; (i) "Previously Acquired Shares" shall mean only shares of Common Stock of the Company that are already owned by the Optionee at the time of exercise and (ii) "Fair Market Value" shall be determined as set forth in the Plan.

      5.3 Limitation on Obligation to Issue: The Company shall not be required to sell or issue any shares under this Option if, in the sole opinion of the Committee; (i) the issuance of such shares would constitute a violation by Optionee or the Company of any applicable law or regulation including, without limitation, federal and state securities law, or (ii) the consent or approval of any governmental body is necessary or desirable in connection with the issuance of such shares.

6.    LEGENDS

Each certificate representing any shares of Stock issued to Optionee hereunder may have endorsed thereon a legend in a form as may be determined by the Company to be necessary, in its sole discretion, reflecting any limitations on resale.

7.    CHANGES IN CAPITAL STRUCTURE

      7.1 If the Company declares a stock dividend or a stock split is authorized, the number of Option Shares still outstanding under this Option shall be increased proportionately and the exercise price per share proportionately decreases. In the event the Company declares or authorizes a reverse stock split or combination of shares, the number of Option Shares shall be proportionately reduced and the exercise price per share shall be proportionately increased.

      7.2 If the Company's Common Stock shall be changed into a different class of shares or if, because of reorganization, recapitalization, merger or consolidation it is necessary to exchange the Option Shares for shares of another company, then the appropriate substitution or exchange shall be made in the shares subject to this Option. The Committee may make such adjustments in the number, kind, exercise date of the Option Shares as is necessary. However, none of these changes shall give the Optionee additional benefits or increase the differential between the exercise price and the Fair Market Value.

      7.3 If the Company is dissolved or liquidated, or if the Company is not the surviving or resulting corporation in connection with a merger or consolidation, the Committee (in its sole discretion) may allow Optionee the right to exercise this Option prior to the occurrence of the event which would otherwise terminate this Option.

9.    DISPOSITION OF STOCK

      Prior to making a disposition (as defined in Section 425(c) of the Code) of any shares of Stock acquired pursuant to the exercise of this Option before the expiration of two years after the Date of Grant or before the expiration of one year after the date on which such shares of Stock were transferred to the Optionee pursuant to exercise of this Option, the Optionee shall send written notice to the Company of the proposed date of such disposition, the number of shares to be disposed of, the amount of proceeds to be received from such disposition and any other information relating to such disposition that the Company may reasonably request.

9.    NON-TRANSFERABILITY

      This Option shall not be transferable by Optionee, either voluntarily or involuntarily, except by will or the laws of descent and distribution, and then only to the extent provided in Paragraph 4.2. Any attempt to transfer this Option other than as permitted shall void the Option. The Option shall be exercisable during Optionee's lifetime only by Optionee.

10.   LIMITATION ON LIABILITY

      Nothing in this agreement shall be construed to: (i) limit in any way the right of the Company to terminate the relationship of Optionee at any time, or (ii) be evidence of any agreement or understanding, express or implied, that the Company will employ Optionee in any particular position, at any particular rate of compensation or for any particular period of time.

11.   BINDING EFFECT

      This agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12.   GOVERNING LAW

      This Agreement and all rights and obligations in it shall be construed in accordance with the Plan and governed by the laws of the State of New Hampshire. The parties hereto agree to submit to the personal jurisdiction of courts sitting in the State of New Hampshire for the purpose of resolving any dispute under this Agreement.

13.   INTEGRATION

      This   Agreement   supersedes   any  prior   agreement,   discussions   or
      understandings between the parties on the subject matter covered by this Agreement.

14.   SEVERABILITY

      Should any provision of the Agreement be deemed by a court of competent jurisdiction to be unenforceable, the remaining provisions shall continue to be in full force and effect.

15.   AMENDMENT

      This Agreement may only be amended by written agreement signed by both parties, by amendment of the Plan or as provided for in the Plan document.


IN WITNESS WHEREOF, the parties have executed this Agreement effective on the Grant Date.


ICAD, INC.

BY:
    -----------------------------------


ITS:  Chief Executive Officer


OPTIONEE:______________________________


Name Printed:
             --------------------------

                                    EXHIBIT 1

NAME OF OPTIONEE:   _______________


DATE OF GRANT:  ___________, 20__



NUMBER OF OPTION SHARES ISSUABLE UPON FULL OPTION EXERCISE:  _______

EXERCISE PRICE:    $____



EXERCISE SCHEDULE


        Initial Date of Exercisability                 Number of Shares with respect
                                                        to which Option Is initially
                                                                exercisable
         ___________, 200 [Date of Grant]                       ________  [1/3rd]

         __________, 200_[Date one year from
                         Date of Grant]                         ________ [1/3rd]

         ________, 200__ [Date two years from
                          Date of Grant]                        ________ [1/3rd]